Exhibit 99.1

Eyenovia Reports Second Quarter 2018 Financial Results

New York, NY – August 14, 2018 – Eyenovia, Inc. (NASDAQ: EYEN), a biopharmaceutical company developing a pipeline of ophthalmology products utilizing its patented piezo-print technology to deliver microdosed medications topically to the eye, today announced financial results for the second quarter ended June 30, 2018.

2Q 2018 Business Highlights

•	EYN PG21 trial results demonstrated robust intraocular pressure lowering and patient usability;
•	Received notice of allowance from USPTO for two additional patent applications for ophthalmic drug delivery; and
•	Expanded executive management team by hiring industry veteran Michael Rowe as VP of Marketing.

Dr. Sean Ianchulev, Eyenovia’s Chief Executive Officer and Chief Medical Officer commented, “In the first half of 2018, we further validated our novel therapeutic platform with compelling IOP lowering and usability results from our EYN PG21 study and with the allowance of two new U.S. patents. As we continue to advance our late stage pipeline and, in particular, accelerate MicroPine for progressive myopia to address an estimated $5 billion potential U.S. market opportunity, we are excited to bring on board Michael Rowe as our VP of Marketing. In the near term, we look forward to leveraging his wealth of knowledge as we plan to submit two Investigational New Drug applications this year as well as the OTC registration for MicroTears for dry eye in 2019. We believe Michael’s commercial ophthalmology experience at both Aerie Pharmaceuticals, Inc. and Allergan plc will be a valuable asset in planning our strategic direction as we near commercialization.”

Second Quarter 2018 Financial Review

For the second quarter of 2018, net loss was approximately $(3.3) million, or $(0.33) per share, compared to a net loss of approximately $(1.0) million, or $(0.43) per share for the second quarter of 2017.

Research and development expenses totaled approximately $2.4 million for the second quarter of 2018, an increase of 221%, compared to approximately $0.8 million for the same period in 2017.

For the second quarter of 2018, general and administrative expenses were approximately $0.9 million, an increase of 304%, compared to approximately $0.2 million for the second quarter of 2017.

Total operating expenses for the second quarter of 2018 were approximately $3.3 million, an increase of 240%, compared to total operating expenses of approximately $1.0 million for the same period in 2017.

As of June 30, 2018, the Company’s cash balance was approximately $24.6 million compared to $27.6 million at March 31, 2018.

The Company reiterated the timeline for its 12-month key clinical milestones:

•	H2 2018: Initiate MicroStat Phase III trial
•	H1 2019: Report MicroStat Phase III trial results
•	H1 2019: Initiate MicroPine Phase III trial
•	H1 2019: Initiate MicroProst Phase III trial
•	H1 2019: MicroTears OTC registration

Conference Call and Webcast

The conference call is scheduled to begin at 8:30 am ET on Tuesday, August 14, 2018. Participants should dial 1-866-916-2921 (United States) or 1-210-874-7771 (International) with the conference code 7341427. A live webcast of the conference call will also be available on the investor relations page of the Company's corporate website at www.eyenoviabio.com.

After the live webcast, the event will be archived on Eyenovia’s website for one year. In addition, a telephonic replay of the call will be available until August 21, 2018. The replay can be accessed by dialing 1-855-859-2056 (United States) or 1-404- 537-3406 (International) with confirmation code 7341427.

About Eyenovia

Eyenovia, Inc. (NASDAQ: EYEN) is a specialty biopharmaceutical company building a portfolio of next generation topical eye treatments based on its proprietary delivery and formulation platform for microdosing. Eyenovia’s pipeline is currently focused on the late-stage development of microdosed medications for myopia progression, glaucoma and other eye diseases.

Forward Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: risks involved in clinical trials, including, but not limited to, the initiation, timing, progress and results of such trials; the timing and our ability to submit applications for, obtain and maintain regulatory approvals for, our product candidates; our ability to develop and implement commercialization, marketing and manufacturing capabilities and strategies; our estimates regarding the potential market opportunity for our product candidates; the potential advantages of our product candidates; our ability to attract and retain key personnel; the rate and degree of market acceptance and clinical utility of our product candidates; intellectual property risks; our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives; our expectations regarding our ability to fund our operating expenses and capital expenditure requirements; the impact of government laws and regulations; our competitive position; and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Company Contact:

Eyenovia Inc.

John Gandolfo

Chief Financial Officer

jgandolfo@eyenoviabio.com

Investor Contact:

Tram Bui / Alexander Lobo

The Ruth Group

Phone: 646-536-7035/7037

E-mail: tbui@theruthgroup.com / alobo@theruthgroup.com

Media Contact:

The Ruth Group

Kirsten Thomas

508-280-6592

kthomas@theruthgroup.com

(Financial Statements to Follow)

EYENOVIA, INC.

Condensed Balance Sheets

	June 30,	December 31,
	2018	2017
	(unaudited)

Assets

Current Assets:
Cash	$24,561,711	$5,249,511
Prepaid expenses and other current assets	243,457	37,149

Total Current Assets	24,805,168	5,286,660

Property and equipment, net	16,477	27,960
Deferred offering costs	-	328,700

Total Assets	$24,821,645	$5,643,320

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$723,006	$246,384
Accrued expenses and other current liabilities	556,745	306,263

Total Current Liabilities	1,279,751	552,647

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 6,000,000 shares authorized;
Series A Convertible Preferred Stock, 0 and 20,000,000 shares designated as of June 30, 2018 and December 31, 2017, respectively, 0 and 2,932,431 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	-	293
Series A-2 Convertible Preferred Stock, 0 and 5,714,286 shares designated as of June 30, 2018 and December 31, 2017, respectively, 0 and 788,827 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	-	79
Series B Convertible Preferred Stock, 0 and 10,000,000 shares designated as of June 30, 2018 and December 31, 2017, respectively, 0 and 918,983 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	-	92
Common stock, $0.0001 par value, 90,000,000 shares authorized; 9,998,646 and 2,566,530 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	1,000	257
Additional paid-in capital	49,550,750	24,351,138
Accumulated deficit	(26,009,856)	(19,261,186)

Total Stockholders’ Equity	23,541,894	5,090,673

Total Liabilities and Stockholders’ Equity	$24,821,645	$5,643,320

EYENOVIA, INC.

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Operating Expenses:
Research and development	$2,412,164	$751,930	$4,506,259	$1,662,771
General and administrative	908,806	224,949	2,246,455	420,900

Total Operating Expenses	3,320,970	976,879	6,752,714	2,083,671

Loss From Operations	(3,320,970)	(976,879)	(6,752,714)	(2,083,671)

Other Income:
Interest income	1,907	288	4,044	731

Net Loss	$(3,319,063)	$(976,591)	$(6,748,670)	$(2,082,940)

Net Loss Per Share
- Basic and Diluted	$(0.33)	$(0.43)	$(0.77)	$(0.92)

Weighted Average Number of
Common Shares Outstanding
- Basic and Diluted	9,998,646	2,266,667	8,807,864	2,266,667